SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D. C. 20549


                              _______________

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF

                    THE SECURITIES EXCHANGE ACT OF 1934

                              _______________



Date of Report (Date of Earliest Event Reported):  August 10, 1996


                         NATIONAL BANKSHARES, INC.
- -------------------------------------------------------------------
           (Exact name of Registrant as specified in its charter)



   Virginia                0-15204                         54-1375874
- -------------------------------------------------------------------
(State or other          (Commission                      (IRS Employer
jurisdiction of          File Number)                   Identification No.)
incorporation)


               P.O. Box 90002
            Blacksburg, Virginia                            24062-9002
- -------------------------------------------------------------------
     (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: (540) 552-2011















                             Page 1 of 42 Pages


Item 2
- ------

     On May 31, 1996, at 11:59 P.M., National Bankshares, Inc. (NBI) of Blacksburg, Virginia, parent company of The National Bank of Blacksburg, consummated a transaction with the Bank of Tazewell County (BTC) of Tazewell, Virginia, in which NBI Interim Bank (a bank organized for the sole purpose of the transaction and a wholly owned subsidiary of NBI) was merged into BTC and BTC as the surviving entity became a wholly owned subsidiary of NBI. BTC is a Virginia state bank headquartered in Tazewell, Virginia with seven offices.

     Pursuant to the Agreement and Plan of Merger dated August 28, 1995, between NBI and BTC (Plan), each share of the 1,888,209 shares of the common stock ($1.10 par value) of BTC outstanding immediately prior to the merger was converted into the right to receive one share of the common stock ($2.50 par value) of NBI (NBI Common Stock). The merger met the requirements for a tax-free transaction under the Internal Revenue Code of 1986, as amended, and will be accounted for as a pooling-of-interest. As provided in the Plan, NBI effected a stock split in the form of a stock dividend aggregating 190,768 shares of NBI Common Stock for stockholders of record at the closing of business on May 30, 1996, payable on June 14, 1996. The exchange ratio provided for in the plan took into consideration the NBI stock split.




































                                   INDEX
                                   -----
                                                               Page
                                                               ----

       Item 7.  Financial Statements
       -----------------------------

       (7a) Financial Statements of Businesses Acquired
               Bank of Tazewell County:
                 Interim Financial Statements (Unaudited):
                 Balance Sheet - March 31, 1996
                  and March 31, 1995 (unaudited)                4-5
                 Statements of Income - Three Months Ended
                  March 31, 1996 and 1995 (unaudited)            6
                 Statements of Changes in Stockholder's
                  Equity - Three Months Ended March 31,
                  1996 and 1995 (unaudited)                      7
                 Statements of Cash Flows - Three Months
                  Ended March 31, 1996 and 1995 (unaudited)     8-9
                 Notes to Financial Statements - March 31,
                  1996 and 1995 (unaudited)                    10-13
               Annual Financial Statements:
               Independent Auditors' Report                     14
               Balance Sheets - December 31, 1995 and 1994     15-16
               Statements of Income - Years Ended December
                31, 1995 and 1994                               17
               Statements of Cash Flows - Years Ended
                December 31, 1995 and 1994                     18-19
               Statements of Changes in Stockholders' Equity
                Years Ended December 31, 1995 and 1994          20
               Notes to Financial Statements - Years Ended
                December 31, 1995 and 1994                     21-33

               Annual Financial Statements for the Year
                Ended December 31, 1993 are incorporated
                herein by reference to Form S-4 filed
                December 13, 1995 and as amended February
                29, 1996
       (7b) Pro Forma Financial Information:
               Pro Forma Combined Condensed Balance
                Sheet - March 31, 1996                         34-35
               Pro Forma Combined Condensed Statements of
                Income before Cumulative Effect of Change
                in Accounting Principle and nonrecurring
                charges related to the merger Three Months
                Ended March 31, 1996 and 1995 (unaudited)
                and Year Ended December 31, 1995 (unaudited)   36-38
               Pro Forma Financial Information of National
                Bankshares, Inc. (NBI) and Bank of
                Tazewell County (BTC) (unaudited)              39-40

               Pro Forma information for the Years Ended
                December 31, 1994 and 1993 are incorporated herein by reference to Form S-4 filed
                December 13, 1996 and as amended February
                29, 1996



                             BALANCE SHEETS
                        BANK OF TAZEWELL COUNTY
                        MARCH 31, 1996 AND 1995
                              (UNAUDITED)

                                                 MARCH 31,   MARCH 31,
 ($000's)                                           1996       1995
                                                 =========   ========
 ASSETS

 Cash and due from banks                          $  4,617      5,379
 Federal funds sold                                  7,825      5,200
 Securities available for sale, at fair value       48,625     24,835
 Securities held to maturity (fair value
  $69,714 in 1996 and $90,507 in 1995)              70,408     92,160
 Mortgage loans held for sale                          ---        ---
 Loans:
    Real estate construction loans                     ---        ---
    Real estate mortgage loans                      13,239     13,902
    Commercial and industrial loans                 23,784     22,146
    Loans to individuals                             6,677      7,083
                                                  --------   --------
             Total loans                            43,700     43,131
    Less unearned income on loans                     (754)      (730)
                                                  --------   --------
             Loans, net of unearned income          42,946     42,401
    Less allowance for loan losses                    (546)      (549)
                                                  --------   --------
             Loans, net                             42,400     41,852
                                                  --------   --------
 Bank premises and equipment, net                    2,014      1,999
 Accrued interest receivable                         1,916      1,960
 Other real estate owned, net                           22         65
 Other assets                                          643        915
                                                  --------   --------
             Total assets                         $178,470    174,365
                                                  ========   ========
 LIABILITIES AND STOCKHOLDERS' EQUITY
 Noninterest-bearing demand deposits              $ 16,317     15,692
 Interest-bearing demand deposits                   20,507     20,185
 Savings deposits                                   36,032     40,087
 Time deposits                                      78,235     73,403
                                                  --------   --------
             Total deposits                        151,091    149,367
                                                  --------   --------
 Short-term borrowings                               1,127        558
 Accrued interest payable                              484        376
 Other liabilities                                     154        349
                                                  --------   --------
             Total liabilities                     152,856    150,650
                                                  --------   --------




 Stockholders' equity:
 Common stock of $1.10 par value in 1996 and
  $1.00 par value in 1995.  Authorized
  6,000,000 shares; issued and outstanding
  1,888,209                                          2,077      1,888
 Surplus                                             1,811      2,000
 Undivided profits                                  21,998     20,993
 Net unrealized gains (losses) on
  securities available for sale                       (272)    (1,166)
                                                  --------   --------
             Total stockholders' equity             25,614     23,715
 Commitments and contingent liabilities                ---        ---
                                                  --------   --------
             Total liabilities and
              stockholders' equity                $178,470    174,365
                                                  ========   ========











































                          STATEMENTS OF INCOME
                         BANK OF TAZEWELL COUNTY
               THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                               (UNAUDITED)

                                                   MARCH 31,   MARCH 31,
 ($000's)                                             1996       1995
                                                   =========   =========
 INTEREST INCOME
 Interest and fees on loans                         $  933       1,114
 Interest on federal funds sold                        112         138
 Interest on securities-taxable                      1,723       1,724
 Interest on securities-nontaxable                     119         154
                                                    ------      ------
             Total interest income                   2,887       3,130
                                                    ------      ------
 INTEREST EXPENSE
 Interest on time deposits of $100,000 or more         309         257
 Interest on other deposits                          1,242       1,144
 Interest on short-term borrowings                       5           6
                                                    ------      ------
            Total interest expense                   1,556       1,407
                                                    ------      ------
            Net interest income                      1,331       1,723
 Provision for loan losses                             ---         ---
                                                    ------      ------
            Net interest income after provision
             for loan losses                         1,331       1,723
                                                    ------      ------
 NONINTEREST INCOME
 Service charges on deposit accounts                    78          66
 Other service charges and fees                         10          12
 Trust income                                           16          12
 Other income                                            4         ---
 Realized securities gains (losses), net                 2          45
                                                    ------      ------
             Total noninterest income                  110          45
                                                    ------      ------
 NONINTEREST EXPENSE
 Salaries and employee benefits                        314         398
 Occupancy and furniture and fixtures                   84         164
 Data processing                                         4           6
 Other operating expense                               362         236
                                                    ------      ------
             Total noninterest expense                 764         804
                                                    ------      ------
 Income before income tax expense                      677         964
 Income tax expense                                    224         229
                                                    ------      ------
             Net income                             $  453         735
                                                    ======      ======
             Net income per share                   $ 0.24        0.39
                                                    ======      ======








              STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                         BANK OF TAZEWELL COUNTY
                THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                               (UNAUDITED)


                                                         NET
                                                      UNREALIZED
                                                        GAINS
                                                     (LOSSES) ON
                                                      SECURITIES
                           COMMON          UNDIVIDED  AVAILABLE
 ($000's)                   STOCK  SURPLUS  PROFITS    FOR SALE    TOTAL
                           ======= ======= ========= ===========  =======
 Balances, December 31,
  1994                      $1,888  2,000    20,258    (1,625)     22,521

 Net income                    ---    ---       735       ---         735

 Cash dividends                ---    ---       ---       ---        ---
 Change in net unrealized
  gains on securities
  available for sale, net
  of income taxes of $236      ---    ---       ---       459        459
                            ------ ------    ------     -----     ------

 Balances, March 31, 1995   $1,888  2,000    20,993    (1,166)    23,715
                            ====== ======    ======     =====     ======


 Balances, December 31,
  1995                      $1,888  2,000    21,545       167     25,600

 Net income                    ---    ---       453       ---        453
 Increase in par value
  from $1.00 to $1.10          189   (189)      ---       ---        ---

 Change in net unrealized
  gains on securities
  available for sale, net
  of income taxes of $226      ---    ---       ---      (439)      (439)
                            ------ ------    ------     -----     ------
 Balances, March 31, 1996   $2,077  1,811    21,998      (272)    25,614
                            ====== ======    ======     =====     ======















                         STATEMENTS OF CASH FLOWS
                          BANK OF TAZEWELL COUNTY
                THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                (UNAUDITED)

                                                     MARCH 31,  MARCH 31,
 ($000's)                                              1996        1995
                                                     =========  =========

 CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income                                          $   453        735
 Adjustments to reconcile net income to net cash
   provided by operating activities:
      Provision for loan losses                          ---        ---
      Depreciation of bank premises and equipment         36         36
      Provision for bond losses                          ---         45
      Amortization of premiums and accretion of
       discounts, net                                    (22)       (22)
      Gains on maturities of securities available
       for sale, net                                      (2)       ---
      (Increase) decrease in:
         Accrued interest receivable                      38         53
         Other assets                                   (569)       (90)
      Increase (decrease) in:
         Accrued interest payable                         (2)        27
         Other liabilities                              (627)      (354)
                                                      ------     ------
                Net cash provided by operating
                 activities                             (695)       430
                                                      ------     ------

 CASH FLOWS FROM INVESTING ACTIVITIES
 Net increase in federal funds sold                     (100)     1,025
 Proceeds from calls and maturities of securities
  available for sale                                   3,490         13
 Proceeds from calls and maturities of securities
  held to maturity                                     9,885      2,552
 Purchases of securities available for sale           (2,997)       ---
 Purchases of securities held to maturity             (8,694)    (4,134)
 Net increase in loans made to customers              (2,180)       719
 Proceeds from disposal of other real estate owned         1        ---
 Recoveries on loans charged-off                           1          4
 Bank premises and equipment expenditures                (62)       (75)
                                                      ------     ------
               Net cash used in investing
                activities                              (656)       104
                                                      ------     ------
 CASH FLOWS FROM FINANCING ACTIVITIES

 Net increase (decrease) in time deposits             (1,097)       503
 Net increase (decrease) in other deposits             1,548       (186)
 Net increase (decrease) in short-term borrowings        966       (233)
                                                      ------     ------
               Net cash provided by financing
                activities                             1,417         84
                                                      ------     ------




 Net increase (decrease) in cash and due from
  banks                                                   66        618
 Cash and due from banks at beginning of year          4,650      4,761
                                                      ------     ------
 Cash and due from banks at end of three months       $4,716      5,379
                                                      ======     ======

 SUPPLEMENTAL CASH FLOW INFORMATION
 Unrealized gains/losses in securities available
  for sale (gross)                                    $  412      1,767
 Deferred taxes                                         (140)      (601)
                                                      ------     ------
 Net unrealized gains (losses) on securities
  available for sale                                  $  272      1,166
                                                      ======     ======
 Interest paid                                        $1,559      1,380
                                                      ======     ======











































                            BANK OF TAZEWELL COUNTY
                            SELECTED FINANCIAL DATA
                                  (UNAUDITED)



                                                    MARCH 31,
 (In $000's except for % data)                  1996        1995
                                               ======      ======

 Selected Ratios and Per Share Data:
 ----------------------------------
 Net income                                   $    453         735
 Return on average assets                         1.00%       1.68%
 Return on average equity                         7.16%      12.60%
 Net income per share                         $    .24         .39

 Book value per share                         $  13.56       12.56
 Yield on earning assets                          6.85%       7.71%
 Cost to fund earning assets                      3.62%       3.38%
 Net interest margin                              3.23%       4.33%
 Cost of interest-bearing liabilities             4.54%       4.18%
 Interest spread                                  2.31%       3.53%

 Selected Balance Sheet Data:
 ---------------------------

 Securities                                   $119,033     116,995
 Loans, net                                     42,400      41,852
 Total assets                                  178,470     174,365
 Total deposits                                151,091     149,367
 Stockholders' equity                           25,614      23,715






















                            BANK OF TAZEWELL COUNTY
                             SELECTED BALANCE SHEET
                                 DAILY AVERAGES
                                  (UNAUDITED)



                                         MARCH 31,     MARCH 31,
 ($000's)                                  1996           1995
                                        ===========   ===========

 Federal funds sold                       $  8,813        4,390
 Securities                                122,160      116,498
 Loans, net of unearned income              41,170       40,741
 Total assets                              180,942      174,944
 Noninterest-bearing deposits               16,972       16,214
 Interest-bearing deposits                 136,951      134,544
 Stockholders' equity                       25,302       23,326







































               NONPERFORMING ASSETS, PAST DUE AND IMPAIRED LOANS
                                  (UNAUDITED)


                                                MARCH 31,    MARCH 31,
($000's except for % data)                        1996         1995
                                                =========    =========
Nonperforming Assets
- -------------------
 Nonaccrual loans                                $  516          ---
 Restructured loans                                 ---          ---
                                                 ------       ------
     Total nonperforming loans                      516          ---
                                                 ------       ------
 Foreclosed property                                 22           65
 Other repossessed property                         ---          ---
                                                 ------       ------
     Total foreclosed and
      repossessed properties                         22           65
                                                 ------       ------
       Total Nonperforming assets                $  538          645
                                                 ======       ======
 Ratio of nonperforming assets to
  loans net of unearned income and
  foreclosed/repossessed assets                    1.24%        0.15%
                                                 ======       ======
Accruing Loans Past Due 90 Days or More
- ---------------------------------------
 Past due 90 days or more and still accruing     $  352          335
                                                 ======       ======
 Ratio of loans past due 90 days or
  more to loans, net of unearned income            0.81%        0.79%
                                                 ======       ======
Impaired Loans
- --------------

 Total impaired loans                            $  731          586
                                                 ======       ======
 Impaired loans with a valuation allowance          586          586
 Valuation allowance                                371          371
                                                 ------       ------
 Impaired loans net of allowance                 $  215          215
                                                 ======       ======
 Impaired loans with no valuation allowance      $  516          ---
                                                 ======       ======
 Average recorded investment in impaired
  loans                                          $  514          215
                                                 ======       ======
 Income recognized on impaired loans             $  ---          ---
                                                 ======       ======
 Amount of income recognized on a cash basis     $  ---          ---
                                                 ======       ======







                                 LOAN LOSS DATA
                                  (UNAUDITED)




                                            For the periods ended
                                           MARCH 31,     MARCH 31,
 ($000's except for % data)                  1996           1995
                                           =========     =========

 Balance at beginning of period             $   545          545
 Provision                                      ---          ---
 Loans charged-off                              ---          ---
 Recoveries                                       1            4
                                            -------       ------
 Balance at end of period                   $   546          549
                                            =======       ======

 Ratio of allowance for loan losses to
  loans net of unearned income                 1.27%        1.29%
                                            =======       ======
 Ratio of net charge-offs to average
  loans net of unearned income (1)             (.01%)       (.04%)
                                            =======       ======

 Ratio of allowance for loan losses to
  nonperforming loans (2)                     105.8%         ---%
                                            =======       ======

















(1) Net charge-offs are on an annualized basis.
(2) Tazewell defines nonperforming loans as total nonaccrual and restructured loans. Excluded are loans 90 days past due and still accruing.









Item 7a
- -------

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Board of Directors
Bank of Tazewell County
Tazewell, Virginia

    We have audited the accompanying balance sheets of Bank of Tazewell County as of December 31, 1995 and 1994, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bank of Tazewell County as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    As discussed in Note 1 and 11 to the financial statements, Bank of Tazewell County adopted the provisions of Statement of Financial Accounting Standards No.'s 114 and 118, "Accounting by Creditors for Impairment of a Loan" as of January 1, 1995.

                                   Cook Associates, LLP

February 27, 1996


















                             BALANCE SHEETS
                        BANK OF TAZEWELL COUNTY
                       DECEMBER 31, 1995 AND 1994


                                                 DECEMBER    DECEMBER
 ($000's)                                        31, 1995    31, 1994
                                                 =========   ========
 ASSETS
 Cash and due from banks (note 2)                $  4,650      4,761
 Federal funds sold                                 7,725      6,225
 Securities available for sale, at fair value      49,299     24,105
 Securities held to maturity (fair value
  $71,912 in 1995 and $87,584 in 1994) (note 3)    71,599     90,623
 Loans:
    Real estate construction loans                    ---        100
    Real estate mortgage loans                     28,051     28,920
    Commercial and industrial loans                 4,600      8,272
    Loans to individuals                            8,788      6,545
                                                 --------   --------
             Total loans                           41,439     43,837
    Less unearned income on loans                    (674)      (721)
                                                 --------   --------
             Loans, net of unearned income         40,765     43,116

    Less allowance for loan losses (note 4)          (545)      (545)
                                                 --------   --------
             Loans, net                            40,220     42,571
                                                 --------   --------
 Bank premises and equipment, net (note 5)          1,994      1,960
 Accrued interest receivable                        1,954      2,011
 Other real estate owned, net                          23         67
 Other assets (note 6)                                204      1,082
                                                 --------   --------
             Total assets                        $177,668    173,405
                                                 ========   ========

 LIABILITIES' AND STOCKHOLDERS' EQUITY
 Noninterest-bearing deposits                    $ 16,955     15,518
 Interest-bearing deposits                         18,958     13,669
 Savings deposits                                  35,395     46,963
 Time deposits (note 16)                           79,332     72,900
                                                 --------   --------
             Total deposits                       150,640    149,050
                                                 --------   --------
 Accrued interest payable                             486        349
 Other liabilities (note 7)                           942      1,485
                                                 --------   --------

             Total liabilities                    152,068    150,884
                                                 --------   --------






 Stockholders' equity:
 Common stock of $1.00 par value.  Authorized
  6,000,000 shares; issued and outstanding
  1,888,209                                         1,888      1,888
 Surplus                                            2,000      2,000
 Undivided profits                                 21,545     20,258
 Net unrealized gains (losses) on
  securities available for sale                       167     (1,625)
                                                 --------   --------
             Total stockholders' equity            25,600     22,521
             Total liabilities and
              stockholders' equity               $177,668    173,405
                                                 ========   ========


See accompanying notes to financial statements











































                           STATEMENTS OF INCOME
                         BANK OF TAZEWELL COUNTY
                  YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                    DECEMBER   DECEMBER
 ($000's)                                           31, 1995   31, 1994
                                                   =========   =========
 INTEREST INCOME
 Interest and fees on loans                          $3,930      3,557
 Interest on federal funds sold                         454        295
 Interest on securities-taxable                       7,067      7,005
 Interest on securities-nontaxable                      572        643
                                                     ------     ------
             Total interest income                   12,023     11,500
                                                     ------     ------
 INTEREST EXPENSE
 Interest on time deposits of $100,000 or more        1,153        778
 Interest on other deposits                           4,854      4,251
                                                     ------     ------
            Total interest expense                    6,007      5,029
                                                     ------     ------
            Net interest income                       6,016      6,471
 Provision for loan losses (note 4)                       7         13
                                                     ------     ------
            Net interest income after provision
             for loan losses                          6,009      6,458
                                                     ------     ------
 NONINTEREST INCOME
 Service charges on deposit accounts                    274        244
 Other service charges and fees                          65         77
 Trust income                                            75         98
 Other income                                            10         15
 Realized securities gains (losses), net                181          6
                                                     ------     ------
             Total noninterest income                   605        440
                                                     ------     ------
 NONINTEREST EXPENSE
 Salaries and employee benefits                       1,960      1,818
 Occupancy and furniture and fixtures                   589        378
 Other operating expense                                897      1,371
                                                     ------     ------
             Total noninterest expense                3,446      3,567
                                                     ------     ------
 Income before income tax expense                     3,168      3,331
 Income tax expense (note 9)                            899        944
                                                     ------     ------
             Net income                              $2,269      2,387
                                                     ======     ======
             Net income per share                    $ 1.20       1.26
                                                     ======     ======
 Average shares (in thousands)                        1,888      1,888
                                                     ======     ======

See accompanying notes to financial statements






                         STATEMENTS OF CASH FLOWS
                          BANK OF TAZEWELL COUNTY
                  YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                     DECEMBER    DECEMBER
 ($000's)                                            31, 1995    31, 1994
                                                     =========  =========
 CASH FLOWS FROM OPERATING ACTIVITIES (note 17)
 Net Income                                           $ 2,269      2,387
 Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depreciation of bank premises and equipment         174       144
      Amortization of premiums and accretion of
       discounts, net                                     (99)      (89)
      Gains on maturities of securities available
       for sale, net                                     (181)       (6)
      Provision for loan losses                            22        13
      (Increase) decrease in:
         Accrued interest receivable                      (57)     (119)
         Other assets                                     878      (915)
      Increase (decrease) in:
         Accrued interest payable                         137         6
         Other liabilities                                543      (255)
                                                       ------     ------
                Net cash provided by operating
                 activities                             3,686      1,166
                                                       ------     ------
 CASH FLOWS FROM INVESTING ACTIVITIES (note 17)
 Net (increase) decrease in money market
  investments                                          (1,500)     5,050
 Proceeds from calls and maturities of securities
  available for sale                                    2,000        ---
 Proceeds from calls and maturities of securities
  held to maturity                                     12,089     27,435
 Purchases of securities available for sale            (3,724)   (12,792)
 Purchases of securities held to maturity             (14,842)   (18,014)
 Net (decrease) increase in loans made to customers     2,351     (2,632)
 Proceeds from disposal of other real estate owned         44        ---
 Recoveries on loans charged-off                           15        ---
 Bank premises and equipment expenditures                (208)      (637)
                                                       ------     ------

               Net cash used in investing
                activities                             (3,775)    (1,590)
                                                       ------     ------
 CASH FLOWS FROM FINANCING ACTIVITIES (note 17)
 Net increase in time deposits                            153      4,600
 Net increase (decrease) in other deposits              1,437     (1,849)
 Net increase (decrease) in short-term borrowings        (630)      (397)
 Cash dividends paid                                     (982)      (975)
                                                       ------     ------
               Net cash provided by financing
                activities                                (22)     1,379
                                                       ------     ------






 Net (decrease) increase in cash and due from
  banks                                                  (111)       955
 Cash and due from banks at beginning of year           4,761      3,806
                                                       ------     ------
 Cash and due from banks at end of year                $4,650      4,761
                                                       ======     ======


See accompanying notes to financial statements




















































              STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                         BANK OF TAZEWELL COUNTY
                  YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                         NET
                                                      UNREALIZED
                                                        GAINS
                                                     (LOSSES) ON
                                                      SECURITIES
                           COMMON          UNDIVIDED  AVAILABLE
 ($000's)                   STOCK  SURPLUS  PROFITS    FOR SALE   TOTAL
                           ======= ======= ========= ===========  =======
 Balances, December 31,
  1993                      $  629  2,000    20,106       (38)    22,697

 Net income                    ---    ---     2,387       ---      2,387

 Cash dividends                ---    ---      (976)      ---       (976)
 Change in net unrealized
  (losses) on securities
  available for sale, net
  of income taxes of $606      ---    ---       ---    (1,587)    (1,587)

 200% stock dividend         1,259    ---    (1,259)      ---        ---
                            ------ ------    ------     -----     ------
 Balances, December 31,
  1994                      $1,888  2,000    20,258    (1,625)    22,521
                            ====== ======    ======    ======     ======


 Balances, January 1,
  1994                      $1,888  2,000    20,258    (1,625)    22,521
 Net income                    ---    ---     2,269       ---      2,269

 Cash dividends                ---    ---      (982)      ---       (982)
 Change in net unrealized
  gains on securities
  available for sale, net
  of income taxes of $600      ---    ---       ---     1,792      1,792
                            ------ ------    ------    ------     ------

 Balances, December 31,
  1995                      $1,888  2,000    21,545       167     25,600
                            ====== ======    ======    ======     ======





See accompanying notes to financial statements.







                            BANK OF TAZEWELL COUNTY
                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994


($ in thousands)

 1. The significant accounting policies of Bank of Tazewell County are as follows: (Continued)

    Organization
    ============

    The Bank of Tazewell  County is a state bank located in  Tazewell, Virginia
    with  branches  in  Bluefield,  Virginia.    The  majority  of  the  Bank's
    operations are conducted within Tazewell County.

    Investments in Securities

    The Bank's investments in securities are classified in two categories and accounted for as follows.

      Securities to be Held to Maturity
      ---------------------------------

      Bonds, notes and debentures for which the bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums, and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

      Securities Available for Sale
      -----------------------------

      Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as securities to be held to maturity.

    Declines in the fair value of individual held-to-maturity and available for sale securities below their cost that are other than temporary have resulted in write-downs of the individual securities to their fair value. The related write-downs have been included in earnings as realized losses.

    Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of shareholders' equity until realized.

    Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

    Loans
    =====

    Loans are stated at the amount of unpaid principal, reduced by any unearned discount included and an allowance for credit losses. Interest income on commercial and real estate loans is credited to operations based upon the principal amount outstanding. Interest income on installment loans is accrued and credited to operating income on the sum-of-the-digits method over the life of each loan. Accrual of interest is discontinued on



    a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

    Allowance for Loan Losses
    =========================

    The allowance is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual credits, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans, and other pertinent factors. Credits deemed uncollectible are charged to the allowance. Provisions for credit losses and recoveries on loans previously charged off are added to the allowance.

    Bank Premises and Equipment
    ===========================

    Land is stated at cost. Bank premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on the straight line and declining balance methods over the useful lives of the assets, which range from five to forty years. The costs of major improvements are capitalized. The expenditures for maintenance and repairs are charged to expense as incurred. Gains or losses on assets sold are included in other operating income and appropriate adjustments are made to the accumulated depreciation account.

    Income Taxes
    ============

    Provisions for income taxes are based on amounts reported in the statement of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in SFAS No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

    Pension Costs
    =============

    The Bank maintains a noncontributory, trusteed pension plan for the benefit of eligible employees meeting certain service and age requirements. It is the Bank's policy to fund accrued pension cost. Prior service costs are being amortized over ten years.

    Trust Assets and Income
    =======================

    Assets held by Bank of Tazewell County in a fiduciary or agency capacity for its customers are not included in the Balance Sheets since such items are not assets of the Bank. Trust Department income is recognized on the cash basis of accounting which in this instance is not materially different from reporting on the accrual basis of accounting.



    Cash Equivalents
    ================

    For purposes of the Statements of Cash Flows, the Bank considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    Fair Values of Financial Instruments
    ====================================

    The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:


      Cash and Cash Equivalents
      -------------------------

      The carrying amounts of cash and short-term instruments approximate their fair value.

      Securities to be Held to Maturity and Securities Available for Sale
      -------------------------------------------------------------------

      Fair  values  for  investment  securities,  excluding  restricted  equity
      securities,  are based on quoted  market prices.   The carrying values of
      restricted equity securities approximate fair values.

      Loans Receivable
      ----------------

      For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrower of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

      Deposit Liabilities
      -------------------

      The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly securities on time deposits.

 2. Restrictions on Cash and Due from Bank Accounts:

    The  Bank  is required  to  maintain an  average reserve  balance  with the
    Federal  Reserve Bank.    The average  amount  of the  reserve balance  was
    approximately $148 at December 31, 1995 and 1994.






 3. Investment Securities:

    The carrying amounts of investment securities as shown in the balance sheets of the Bank and their approximate fair values at December 31, were as follows:

                                          Gross       Gross
                             Amortized  Unrealized  Unrealized
                               Cost       Gains       Losses   Fair Value
                             ---------  ----------  ---------- ----------

 Securities available for sale:
 December 31, 1995:
  U.S. Government and
   agency securities          $48,376        616         369      48,623
  Equity securities                15          7         ---          22
  Other securities                654        ---         ---         654
                              -------     ------      ------      ------

                              $49,045        623         369      49,299
                              =======     ======      ======      ======

 December 31, 1994:
  U.S. Government and
   agency securities          $26,473         10       2,479      24,004
  Equity securities                15          7         ---          22
  Other securities                 79        ---         ---          79
                              -------     ------      ------      ------
                              $26,567         17       2,479      24,105
                              =======     ======      ======      ======


 Securities to be held to maturity:
 December 31, 1995:
  U.S. Government and
   agency securities          $61,831        157          45      61,943
  State and municipal
   securities                   9,768        321         120       9,969
                              -------     ------      ------      ------

                              $71,599        478         165      71,912
                              =======     ======      ======      ======

 December 31, 1994:
  U.S. Government and
   agency securities          $77,714        104       2,479      75,339
  State and municipal
   securities                  12,409        203         864      11,748
  Corporate securities            500        ---           3         497
                              -------     ------      ------      ------
                              $90,623        307       3,346      87,584
                              =======     ======      ======      ======

    Assets,  principally  securities   carried  at  approximately   $10,601  at
    December 31, 1995 and $11,545 at December 31, 1994, were pledged to secure public deposits and for other purposes required or permitted by law.





    The scheduled maturities of securities to be held to maturity and securities available for sale at December 31, 1995 and 1994 were as follows:

                                          1995                 1995
                                    Securities to be        Securities
                                     held to maturity   available for sale
                                   ------------------   ------------------
                                   Amortized    Fair    Amortized    Fair
                                     Cost      Value      Cost      Value
                                   ---------   -----    ---------   -----
 Due in one year or less            $14,745    14,366     8,920      9,069
 Due from one year to five years     46,822    47,484    20,510     20,475
 Due from five years to ten years     9,832     9,841    14,534     14,777
 Due after ten years                    200       221     5,081      4,978
                                    -------    ------    ------     ------
                                    $71,599    71,912    49,045     49,299
                                    =======    ======    ======     ======



                                          1994                 1994
                                    Securities to be        Securities
                                     held to maturity   available for sale
                                    -----------------   ------------------
                                   Amortized    Fair    Amortized    Fair
                                     Cost      Value      Cost      Value
                                   ---------   -----    ---------   -----
 Due in one year or less            $ 5,701     5,735       595        590
 Due from one year to five years     67,208    65,075    16,904     15,430
 Due from five years to ten years    17,331    16,364     4,972      4,352
 Due after ten years                    383       410     4,096      3,733
                                    -------    ------    ------     ------
                                    $90,623    87,584    26,567     24,105
                                    =======    ======    ======     ======

 4. Loans and Allowance for Credit Losses:

    Major classifications of loans are as follows:

                                            1995                1994
                                           ------              ------
 Commercial                               $ 4,600               8,272
 Mortgage                                  28,051              29,020
 Consumer                                   8,788               6,545
                                          -------              ------
                                          $41,439              43,837
 Unearned discount                            674                 721
                                          -------              ------
                                          $40,765              43,116
 Allowance for credit losses                  545                 545
                                          -------              ------
  Loans, Net                              $40,220              42,571
                                          =======              ======




    Changes in the allowance for credit losses are summarized as follows:

                                            1995                1994
                                           ------              ------
 Balance, beginning of year               $   545                 545
 Provision for loan losses                      7                  13
 Recoveries of loans previously
  charged off                                  15                   2
 Loans charged to allowance                   (22)                (15)
                                          -------              ------

 Balance, end of year                     $   545                 545
                                          =======              ======

 5. Bank Premises and Equipment:

    The major categories of these assets are summarized as follows:

                                               1995                1994
                                              ------              ------

    Land                                     $   357                 357
    Building and improvements                  1,823               1,816
    Furniture, Fixtures and Equipment          1,382               1,318
                                             -------              ------

                                             $ 3,562               3,491
    Less: Accumulated Depreciation             1,568               1,531
                                             -------              ------

                                             $ 1,994               1,960
                                             =======              ======

    Depreciation charged to operating expense amounted to $174 and $144 in 1995 and 1994 respectively.



 6. Other Assets:

    The components of the Bank's other assets were as follows:

                                            1995                1994
                                           ------              ------

 Prepaid Expenses                         $   189                 158
 Repossessions                                  3                   4
 Buckhorn Coal Company                          4                   4
 Prepaid Income Tax                             8                  83
 Deferred Tax Credits                         ---                 833
                                          -------              ------

   Total Other Assets                     $   204               1,082
                                          =======              ======







 7. Other Liabilities:

    The components of the Bank's other liabilities were as follows:

                                            1995                1994
                                           ------              ------

 Dividends payable                        $   510                 504
 Deferred income taxes                        103                 ---
 Notes payable, U.S. Treasury                 161                 791
 Taxes                                        122                 ---
 Other                                         46                 190
                                           ------               -----
   Total Other Liabilities                 $  942               1,485
                                           ======               =====

 8. Pension Plan:

    The  Bank has a defined benefit pension  plan covering substantially all of
    its  employees.     The  plan  provides  normal,  early,  late,  death  and
    disability retirement benefits based on an average of qualifying compensation for the highest five consecutive calendar years, excluding the year of determination. The Bank's policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but, also for those expected to be earned. Actuarially determined contributions of the Pension Plan were $225 and $203 in 1995 and 1994 respectively.

    The Bank  accounts  for  pension  costs  by  use  of  Financial  Accounting
    Standard No. 87, "Employers' Accounting for Pensions" and No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits."

    Pension expense for 1995 and 1994 included the following components:


                                            1995                1994
                                           ------              ------
 (a) Service cost for benefits
     earned during year                   $   112                 126
 (b) Interest cost on projected
     benefit obligations                      196                 192
 (c) Actual investment income
     earned on plan's assets                  180                  21
 (d) Amortization of unrecognized
     transition obligation - Net of
     asset gain or loss deferred              (10)               (150)
                                          -------              ------
 (e) Net pension expense: (a+b+c+d)       $   118                 147
                                          =======              ======

    The discount rate used was 8% for 1995 and 7% for 1994 and the rate of increase in future compensation levels used was 5% in each year in
    determining   the  actuarial  present   value  of   the  projected  benefit
    obligation. The expected long-term rate of return on the Plan's assets was 8% for 1995, and 7.5% for 1994.




    The funded status of the Pension Plan and the accrued pension cost recognized at December 31, 1995 and 1994 is as follows:
                                            1995                1994
                                           ------              ------

 Accumulated benefit obligations,
  including vested benefits of
  $2,229, and $1,853 at December
  31, 1995 and 1994 respectively          $ 2,240               1,861
                                          =======              ======
 Projected benefit obligations for
  participants service rendered to
  date                                    $ 3,349               2,668
 Plan assets at fair market value           2,506               2,501
                                          -------              ------

 Unfunded projected benefit
  obligation                              $   843                 167
 Unrecognized prior service cost             (283)               (299)
 Unrecognized net gain loss                  (879)               (183)
 Unrecognized net transition asset            190                 224
                                          -------              ------

 Prepaid pension cost included in                                 (91)
  other assets                            $  (129)             ======
                                          =======

    The Plan's assets are invested as follows: About 26% in Certificates of Deposit, 15% Corporate Debt, 43% in U.S. Government Securities and 16% in Government Agencies at October 20, 1995. For 1995 and 1994, pension costs for the Pension Plan were determined by the Frozen Entry Age Actuarial Cost Method.


 9. Provision for Income Taxes:

    The provisions for income taxes consists of:
                                            1995                1994
                                           ------              ------

 Income taxes currently payable           $   887                 917
 Deferred income taxes arising from
  timing differences                           12                  27
                                          -------              ------
                                          $   899                 944
                                          =======              ======
 Effective tax rate                          28.4%               28.4%
 Nontaxable interest on municipal
  obligations                                 5.4%                6.5%
 Other                                         .2%                (.9%)
                                          -------              ------

 Statutory Federal Rate                      34.0%               34.0%
                                          =======              ======







    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are presented below:
                                               1995                1994
                                              ------              ------

    Deferred tax assets:
     Loans, principally due to
      allowance for loan losses              $    26                  26
     Net unrealized losses on
      securities available for sale              ---                 837
                                             -------              ------
     Net deferred tax assets                 $    26                 863
    Deferred tax liabilities:
     Pension costs                           $   (43)                (31)
     Net unrealized gain on securities
      available for sale                         (86)                ---
                                             -------              ------

    Total gross deferred liabilities         $  (129)                (31)
                                             -------              ------
    Net deferred (liability) asset
     included in other liabilities or
     assets                                  $  (103)                832
                                             =======              ======

    The Bank has determined that a valuation allowance for the gross deferred tax assets is not necessary at December 31, 1994 due to the fact that the realization of the entire gross deferred tax assets can be supported by the amount of taxes paid during the carryback period available under current tax laws.



    Total income taxes were allocated as follows:

                                            1995                1994
                                           ------              ------
 Income                                   $   899                 944
 Stockholders' equity, for net
  unrealized gains (losses) on
  securities available for sale
  recognized for financial
  reporting purposes                          923                (837)
                                          -------              ------

     Total income taxes                   $ 1,822                 107
                                          =======              ======

10. Related Party Transactions:

    Officers and directors are loan customers in the ordinary course of business. These loans are made on substantially the same terms as those prevailing at the time for comparable loans with other persons and do not involve more than normal risk of collectibility or present other unfavorable features. These loans amounted to $2,283 and $2,115 at December 31, 1995 and 1994 respectively.




11. Impaired Loans and Nonperforming Assets:

    As of December 31, 1995, the recorded investment in impaired loans was $298 and there was no related amount of interest income recognized during the time within that period that the loans were impaired.

    The  following  table  represents   information  concerning   nonperforming
    assets:
                                            1995                1994
                                           ------              ------
 Nonaccrual loans                         $   298                 ---
 Restructured loans                           ---                 ---
                                          -------              ------
     Total nonperforming loans            $   298                 ---
 Other real estate owned, net                  23                  67
 Nonaccrual investment                         42                 ---
                                          -------              ------

     Total nonperforming assets           $   363                  67
                                          =======              ======
 Loans contractually past due 90
  days or more (excludes nonaccrual
  loans)                                  $   364                 271
                                          =======              ======

    Bank of Tazewell County does not have a written nonacrual policy. Management continually reviews loans past due and places a loan on nonaccrual when, in the judgment of management, it is doubtful that full principal and interest will be collected. Management consider's the situation of the borrower, the loans collateral and secured status and other pertinent matters.

    At December 31, 1995, the recorded investment in loans which have been identified as impaired loans, in accordance with Statement of Financial Accounting Standards (SFAS) No. 114, totaled $298. Of this amount, $43 related to loans with no valuation allowance, and $255 related to loans with a corresponding valuation allowance of $100. The initial adoption to SFAS No. 114 did not require an increase to the Bank's allowance for loan losses.

    The following table shows the interest that would have been earned on nonaccrual and restructured loans if they had been current in accordance with their original terms and the recorded interest that was earned and included in income on these loans:
                                            1995                1994
                                           ------              ------
 Scheduled interest:
  Nonaccrual loans                        $    17                 ---
  Restructured loans                          ---                 ---
                                          -------              ------
     Total scheduled interest             $    17                 ---
 Recorded interest:
  Nonaccrual loans                            ---                 ---
  Restructured loans                          ---                 ---
                                          -------              ------

     Total recorded interest              $   ---                 ---
                                          =======              ======




    Other real estate, acquired through foreclosure or deed in lieu of foreclosure, is carried at the lower of the recorded investment or its fair value, less estimated costs to sell (net realized value.) When the property is acquired, any excess of the loan balance over net realizable value is charged to the allowance for loan losses. Increases or decreases in the net realizable value of such properties are credited or charged to income by adjusting the valuation allowance for other real estate owned. Net costs of maintaining or operating foreclosed properties are expensed as incurred.

12. Contingent Liabilities and Commitments:

    The Bank's financial statements do not reflect various commitments and contingent liabilities that arise in the normal course of business and that involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit, commercial letters of credit, and standby letters of credit. A summary of the Bank's commitments and contingent liabilities at December 31, 1995, is as follows:

                                                      Notional
                                                       Amount
                                                      --------

     Commitments to extend credit                      $4,094
     Standby letters of credit                             35

    Commitments to extend credit, commercial letters of credit, and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded on the balance sheets. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank. The Bank has not incurred any losses on its commitments in either 1995 or 1994.

13. Rental Expense:

    The Bank leases its Westgate branch facility under a noncancellable agreement which expires September 19, 2003, with an annual rental of $13. The total minimum rental commitment at December 31, 1995, under this lease is $101 which is due as follows:

     Due in the year ending December 31,1996           $   13
                                        1997               13
                                        1998               13
                                        1999               13
                                        2000               13
     Due in remaining years of lease term                  36
                                                       ------

                                                       $  101
                                                       ======






14. Financial Instruments:

    The estimated  fair  values of  the  Bank's  financial instruments  are  as follows:
                                                     1995
                                                 -----------

                                         Carrying             Fair
                                          Amount              Value
                                         --------            -------
 Financial assets:
  Cash and short-term investments        $ 12,375             12,375
  Securities held to maturity              71,599             71,912
  Securities available for sale            49,299             49,299
  Loans                                    40,765             40,388
   Less:  Allowance for loan losses           545                545
                                         --------            -------

                                         $173,493            173,429
                                         ========            =======
 Financial liabilities:
  Deposits                               $150,640            151,161
                                         ========            =======


                                                     1994
                                                    ------

                                         Carrying             Fair
                                          Amount              Value
                                         --------            -------
 Financial assets:
  Cash and short-term investments        $ 10,986             10,986
  Securities held to maturity              90,623             87,584
  Securities available for sale            24,105             24,105
  Loans                                    43,116             42,851
   Less:  Allowance for loan losses           545                545
                                         --------            -------

                                         $168,285            164,981
                                         ========            =======

 Financial liabilities:
  Deposits                               $149,050            148,127
                                         ========            =======

    Fair value  estimates  are made  at a  specific  point  in time,  based  on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time Bank of Tazewell County's entire holdings of a particular financial instrument. Because no market exists for a significant portion of Bank of Tazewell County's financial instruments, fair value estimates are based on judgements. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.



    Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. A significant asset that is not considered a financial asset is bank premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

15. Concentrations of Credit:

    All of the Bank's loans, commitments, and commercial and standby letters of credit have been granted primarily to customers in the Bank's market area. Essentially all such customers are depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of the Bank's legal lending limit.

16. Time Deposits:

    Included in time deposits are certificates of deposit and other time deposits of $100,000 or more in the aggregate amounts of $21,769 and $25,371 at December 31, 1995 and 1994 respectively.

17. Supplemental Cash Flow Information:

    The Bank paid $5,870 and $5,023 for interest and $856 and $1,000 for income taxes, net of refunds, at December 31, 1995 and 1994 respectively. Noncash investing activities consisted of $7 and 13 of loans charged against the allowance for loan losses for the periods ended December 31, 1995 and 1994 respectively, and $2,715 of net unrealized gains included in securities available for sale for the period ended December 31, 1995 and $2,462 net unrealized loss included in securities available for sale for the period ended December 31, 1994. Noncash investing activities also did not include any foreclosed loans transferred into other real estate owned for the period ended December 31, 1995 as compared to $31 transferred for the period ended December 31, 1994.





















                        PRO FORMA FINANCIAL INFORMATION

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 OF NBI AND BTC

                                  (UNAUDITED)

    The  following  unaudited  pro  forma  combined   condensed  balance  sheet
combines the historical balance sheets of NBI and BTC on the assumption that the Merger had been effective as of March 31, 1996 giving effect to the Merger on a pooling-of-interests accounting basis.
                                                                  NBI/BTC
                                                     PRO FORMA   PRO FORMA
($ in thousands)                   NBI       BTC    ADJUSTMENTS  COMBINED
                                  -----     -----   -----------  ---------
Assets
 Cash and due from banks        $  4,707     4,617                  9,324
 Federal funds sold                7,745     7,825                 15,570
 Securities available for sale    26,859    48,625                 75,484
 Securities held to maturity      39,792    70,408                110,200
 Mortgage loans held for sale        574       ---                    574
 Loans                           126,730    43,700                170,430
   Less unearned income on
    loans                         (1,566)     (754)                (2,320)
                                --------   -------                -------
     Loans, net of unearned
     income                      125,164    42,946                168,110
   Less allowance for loan
    losses                        (2,059)     (546)                (2,605)
                                --------   -------                -------
     Loans, net                  123,105    42,400                165,505
                                --------   -------                -------
Bank premises and equipment,
 net                               2,676     2,014                  4,690
Accrued interest receivable        1,955     1,916                  3,871
Other real estate owned, net         739        22                    761
Other assets                       2,414       643                  3,057
                                --------   -------                -------

     Total assets               $210,566   178,470                389,036
                                ========   =======                =======
Liabilities and Stockholders'
 Equity
 Noninterest-bearing deposits   $ 24,754    16,317                 41,071
 Interest-bearing deposits        55,788    20,507                 76,295
 Savings deposits                 15,192    36,032                 51,224
 Time deposits                    90,261    78,235                168,496
                                --------   -------                -------
     Total deposits              185,995   151,091                337,086
 Accrued interest payable            267       484                    751
 Other liabilities                 1,090     1,281                  2,371
                                --------   -------                -------
     Total liabilities           187,352   152,856                340,208
                                ========   =======                =======







Stockholders' equity:
 Preferred stock                     ---       ---                    ---
 Common stock (notes 3, 4 & 5)     4,285     2,077      477 (4)     9,482
                                                      4,720 (3)
                                                     (2,077)(3)
 Surplus                           1,187     1,811   (2,521)(3)       ---
                                                       (477)(4)

 Retained earnings                17,910    21,998     (122)       39,786
 Net unrealized gains (losses)
  on securities available for
  sale                              (168)     (272)                  (440)
                                --------   -------                -------
     Total stockholders' equity   23,214    25,614                 48,828
                                --------   -------                -------
     Total liabilities and
      stockholders' equity      $210,566   178,470                389,036
                                ========   =======                =======





































See accompanying notes to pro forma financial information.





      PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME BEFORE CUMULATIVE
                  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE AND
                   NONRECURRING CHARGES RELATED TO THE MERGER
                                  NBI AND BTC
                                  (Unaudited)

    The following unaudited pro forma combined condensed statements of income before cumulative effect of change in accounting principle and nonrecurring charges related to the merger present the combined statements of income before cumulative effect of change in accounting principle and nonrecurring charges related to the merger of NBI and BTC assuming the companies had been combined for each period presented on a pooling-of-interests accounting basis.

                                    Three Months Ended       Year Ended
($ in thousands except for per           March 31,          December 31,
 share data)                        1996          1995          1995
                                   ------        ------     ------------
Interest income                    $ 6,985        6,893        28,094
Interest expense                     3,282        2,937        12,703
                                   -------       ------        ------
Net interest income                  3,703        3,956        15,391
Provision for loan losses               45           65           282
                                   -------       ------        ------
Net interest income after
 provision for loan losses           3,658        3,891        15,109
Noninterest income                     557          460         2,382
Noninterest expense                  2,236        2,425         9,765
                                   -------       ------        ------
Income before income taxes and
 cumulative effect of change
 in accounting principle and
 nonrecurring charges related
 to the merger                       1,979        1,926         7,726
Income taxes                           536          437         1,933
                                   -------       ------        ------
Income before cumulative
 effect of change in
 accounting principle and
 nonrecurring charges
 related to the merger             $ 1,443        1,489         5,793
                                   =======       ======        ======
NBI historical income
 before cumulative effect
 of change in accounting
 principle and non-
 recurring charges                 $   967          754         3,451
                                   =======       ======        ======
BTC historical income
 before cumulative effect
 of change in accounting
 principle and non-
 recurring charges                 $   476          735         2,342
                                   =======       ======        ======








NBI nonrecurring merger
 charges                           $    24          ---           195
                                   =======       ======        ======
BTC nonrecurring merger
 charges                           $    23          ---            73
                                   =======       ======        ======
Pro forma per common share
 data (note 6):
 Income before cumulative
  effect of change in
  accounting principle and
  nonrecurring charges
  related to the merger            $  0.38          .39          1.53
                                   =======       ======        ======
Average common shares (in
 thousands)                          3,793        3,793         3,793
                                   =======       ======        ======
NBI historical income per
 common share data adjusted
 for stock split (note 7):
 Income before cumulative
  effect of change in
  accounting principle and
  nonrecurring charges
  related to the merger            $  0.51         0.40          1.81
                                   =======       ======        ======
Average common shares (in
 thousands)                          1,905        1,905         1,905
                                   =======       ======        ======
NBI historical per common
share data:
 Income before cumulative
  effect of change in
  accounting principle and
  nonrecurring charges
  related to the merger            $  0.56         0.44          2.01
                                   =======       ======        ======
Average common shares (in
 thousands)                          1,714        1,714         1,714
                                   =======       ======        ======
NBI historical per common
 share:
 Income before cumulative
 effect of change in
 accounting principle              $  0.55          .44          1.90
                                   =======       ======        ======
Average common shares (in
 thousands)                          1,714        1,714         1,714
                                   =======       ======        ======












BTC historical per common
 share income before
 cumulative effect of
 change in accounting
 principle and non-
 recurring charges
 related to the merger                0.25         0.39          1.24
                                   =======       ======        ======
Average common shares (in
 thousands)                          1,888        1,888         1,888
                                   =======       ======        ======
BTC historical per common
 share income before
 cumulative effect of
 change in accounting
 principle                            0.24         0.39          1.20
                                   =======       ======        ======
Average common shares (in
 thousands)                          1,888        1,888         1,888
                                   =======       ======        ======









































                    NOTES TO PRO FORMA FINANCIAL INFORMATION


(1) The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

(2) It is assumed the Merger will be accounted for on a pooling-of-interests accounting basis and, accordingly, the related pro forma adjustments herein reflect the exchange of one share of common stock of NBI for one share of common stock of BTC. It is also assumed that NBI will issue the NBI shares resulting from the NBI Stock Split of 0.11129 per share effected in the form of a stock dividend to the holders of NBI common stock just prior to the Merger Effective Date to facilitate the one-for-one Common Stock Exchange Ratio.

(3) Stockholders' equity was adjusted for the Merger by the (i) addition of 1,888,209 shares of NBI common stock of $2.50 par value amounting to $4,720,522; (ii) elimination of 1,888,209 shares of BTC Common Stock of $1.10 par value amounting to 2,077,029, and (iii) recordation of the remaining amount of $2,643,493 as a decrease in surplus ($2,521,493) and undivided profits ($122,000) at March 31, 1996.

(4) Stockholders' equity  was also adjusted to  reflect the NBI  Stock Split of
    0.11129 per share by (i) increasing NBI common stock $476,920; and (ii) decreasing surplus $476,920 the par value of the stock ($2.50 per share) at March 31, 1996.

(5) NBI Interim has been formed to facilitate the Merger. NBI has subscribed to 2,000 shares of common stock ($1,000 par value) of NBI Interim for $4,000,000 ($2,000,000 in common stock and $2,000,000 in surplus), and this subscription is represented by a stock subscription receivable from NBI (parent company only). The pro forma balance sheet adjustments do not reflect the stock subscription receivable of $4,000,000 and the simultaneous elimination of same to arrive at pro forma combined.

(6) Pro forma income per common share data has been computed based on the combined historical income before cumulative effect of change in accounting principle and nonrecurring changes related to the merger of NBI and BTC using the historical weighted average shares outstanding of NBI common stock giving effect to the 0.11129 per share NBI Stock Split (see
    Note 7) and the historical weighted average outstanding shares of BTC common stock, adjusted to equivalent shares of NBI common stock, as of the earliest period presented.

(7) NBI historical income per common share data adjusted for stock split has been computed giving effect to the NBI Stock Split of 0.11129 per share effected in the form of a stock dividend to be declared and issued pro rata to holders of NBI common stock just prior to the Merger Effective Date to facilitate the one-for-one Common Stock Exchange Ratio.

(8) Certain reclassifications  have been included  herein to conform  statement
    presentations.   There  are no  intercompany transactions  between NBI  and
    BTC, and therefore no intercompany eliminations are required.




(9) For the three months ended March 31, 1996, and for the year ended December 31, 1995, nonrecurring merger expenses of $24,000 and $268,000, respectively, have been included in the historical income statements of NBI and BTC and these merger charges have not been included in the pro forma combined condensed statements of income before cumulative effect of change in accounting principle and nonrecurring charges related to the merger. Additional expenses of $104,000 related to the merger are expected to be incurred after March 31, 1996.





















































                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         NATIONAL BANKSHARES, INC.



                         By:  ______________________________
                              James G. Rakes
                              President and
                              Chief Executive Officer



                         Date:______________________________




                         By:  ______________________________
                              Joan C. Nelson
                              Treasurer



                         Date:______________________________


























